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                                                                  EXHIBIT 23.12

                      CONSENT OF INDEPENDENT ACCOUNTANTS

   We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference in the Post-Effective Amendment No. 1 to the Registration Statement (Form S-4) and related Joint Proxy Statement/Prospectus of Wyndham Hotel Corporation and Patriot American Hospitality, Inc. and Patriot American Hospitality Operating Company, (File No. 333-28085 and 333-28085-01) of our report dated March 8, 1996, related to the financial statements of Newporter Beach Hotel Investments L.L.C. as of December 31, 1995, and for the period from March 10, 1995 through December 31, 1995.



                                        /s/ COOPERS & LYBRAND L.L.P.

Newport Beach, California
December 8, 1997